EXHIBIT 5.1

[ROBINSON BRADSHAW & HINSON LETTERHEAD]

Charlotte Office

May 16, 2003

Bank of Granite Corporation
23 North Main Street
Post Office Box 128
Granite Falls, North Carolina 28630

     Re:    Registration Statement on Form S-4

Ladies and Gentlemen:

     We refer to the registration statement (as amended, the “Registration Statement”), of Bank of Granite Corporation, a Delaware corporation (hereinafter referred to as the “Company”), filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 765,000 shares of the Company’s common stock, $1.00 par value per share (the “Shares”), in connection with the Company’s proposed acquisition of First Commerce Corporation, a North Carolina corporation. We have examined the Restated Certificate of Incorporation, as amended, and the Bylaws of the Company, minutes of applicable meetings of the board of directors of the Company and other Company records, together with applicable certificates of public officials and other documents that we have deemed relevant.

     Based upon the foregoing and subject to the conditions set forth below, it is our opinion that the Shares, when sold as contemplated by the Registration Statement, will be legally issued, fully paid and nonassessable. The opinions expressed herein are conditional upon the Company’s Restated Certificate of Incorporation, as amended, and Bylaws not being further amended prior to the issuance or sale of any Shares. This opinion is limited to the laws of the State of North Carolina and the corporation laws of the State of Delaware, and we express no opinion with respect to the laws of any other state or jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

Robinson, Bradshaw & Hinson, P.A.

/s/Henry H. Ralston

Henry H. Ralston